UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2008

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

[   ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.   OTHER EVENTS.

Boston Scientific Corporation today announced that a U.S. District Court jury in Marshall, Texas has reached a verdict in a patent infringement suit brought against the Company by Medtronic. Medtronic alleged that certain Boston Scientific balloon catheters and stent delivery systems infringed four U.S. patents held by Medtronic. Boston Scientific claimed non-infringement, invalidity, unenforceability and other equitable relief. The District Court previously granted the Company's summary judgment motion on one of the patents and dismissed Medtronic's claim of willful infringement. The jury found that certain Boston Scientific balloon catheters and stent delivery systems infringe Medtronic's patents and that the patents are valid. The jury awarded damages of $250 million.

Boston Scientific has raised a number of defenses that were not considered by this jury but will be heard by the District Court on July 31, 2008. If those defenses are successful, the jury's verdict will be set aside.

If those defenses are not successful, the Company plans to seek to overturn the verdict in post-trial motions before the District Court and, if necessary, to appeal to the U.S. Court of Appeals for the Federal Circuit in Washington, D.C. The Company is confident it will prevail on appeal because it believes the jury verdict is unsupported by both the evidence and the law.

A copy of the press release is filed as Exhibit 99.1.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press release issued by Boston Scientific Corporation dated May 28, 2008

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: May 28, 2008	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Boston Scientific Corporation dated May 28, 2008